Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Elicio Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	873,989	(3)	$5,161,908.93	$0.00011020	$568.84
Total Offering Amount					$5,161,908.93		$568.84
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$568.84

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The number of shares of common stock, par value $0.01 per share (“Common Stock”), of Elicio Therapeutics, Inc. (the “Registrant”) stated above consists of the shares of Common Stock available for issuance under the Elicio 2012 Equity Incentive Plan, which the Registrant assumed on June 1, 2023 (the “2012 Plan”), and the Elicio 2022 Equity Incentive Plan, which the Registrant assumed on June 1, 2023 (the “2022 Plan” and, together with the 2012 Plan, the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans.

(3) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price (a) for outstanding options granted under the Plans are based upon the weighted-average exercise price of such outstanding options and (b) for shares reserved for future issuance under the 2022 Plan are based on the average of the high and low sale prices per share of common stock on The Nasdaq Global Market as of August 17, 2023, a date within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2012 Plan	172,268	$10.92	(3)(a)	$1,881,166.56
Shares issuable upon the exercise of outstanding options granted under the 2022 Plan	608,319	$3.87	(3)(a)	$2,354,194.53
Shares reserved for future grant under the 2022 Plan	93,402	$9.92	(3)(b)	$926,547.84
Maximum Aggregate Offering Price				$5,161,908.93
Registration Fee				$568.84